- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                              ____________________


                                AMENDMENT NO. 1

                                       TO

                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  February 23, 1996

                              ____________________

                         NATIONAL SURGERY CENTERS, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                         0-27162                36-3549627
(State or other jurisdiction of     (Commission File          (IRS Employer
incorporation or organization)           Number)           Identification No.)


                        35 EAST WACKER DRIVE, SUITE 2800
                            CHICAGO, ILLINOIS  60601
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code:  (312) 553-4200


                              ____________________


                Page 1 of       -- Exhibit Index appears on Page



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses acquired

                         INDEX TO FINANCIAL STATEMENTS

ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES                                  PAGE
                                                                                    -----
Report of Independent Public Accountants .........................................   3
Consolidated Balance Sheets - February 23, 1996, December 31, 1995 and 1994 ......   4-5
Consolidated Statements of Operations for the period ended February 23, 1996,
    and the years ended December 31, 1995 and 1994 ...............................    6
Consolidated Statements of Stockholders' Deficit for the period ended February 23,
    1996, and the years ended December 31, 1995 and 1994 .........................    7
Consolidated Statements of Cash Flows for the period ended February 23, 1996,
    and the years ended December 31, 1995 and 1994 ...............................   8-9
Notes to Consolidated Financial Statements .......................................  10-17

                          [ARTHUR ANDERSEN LLP LOGO]




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To National Surgery Centers, Inc.:

We have audited the accompanying consolidated balance sheets of ENDOSCOPY CENTER AFFILIATES, INC. (a Delaware corporation) and subsidiaries (the Company) as of February 23, 1996, December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period ended February 23, 1996 and the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Endoscopy Center Affiliates, Inc. and subsidiaries as of February 23, 1996, December 31, 1995 and 1994, and the results of their operations and their cash flows for the period ended February 23, 1996 and the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.




                                                             ARTHUR ANDERSEN LLP

Los Angeles, California
May 3, 1996

               ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES


  CONSOLIDATED BALANCE SHEETS - FEBRUARY 23, 1996, DECEMBER 31, 1995 AND 1994

                                     ASSETS




                                                        1996                 1995               1994
                                                      -----------         -----------        -----------
CURRENT ASSETS:
  Cash and cash equivalents                           $ 1,629,000         $ 1,501,000        $ 1,258,000
  Accounts receivable, net of
    allowance for doubtful
    accounts of $95,000 in
    1996, $156,000 in 1995
    and $66,000 in 1994                                 1,260,000           1,249,000            583,000
  Prepaid expenses and
    other assets                                          179,000             143,000             83,000
  Notes receivable                                        248,000             499,000            980,000
                                                     ------------         -----------        -----------
         Total current assets                           3,316,000           3,392,000          2,904,000
                                                     ------------         -----------        -----------
INVESTMENT IN PARTNERSHIPS                                166,000             382,000          1,008,000
                                                     ------------         -----------        -----------
EQUIPMENT, net                                          5,914,000           5,384,000          4,135,000
                                                     ------------         -----------        -----------

OTHER ASSETS:
  Organizational costs, net                               195,000             337,000            256,000
  Start-up costs, net                                     502,000             587,000            481,000
  Other assets                                             55,000             123,000            140,000
                                                     ------------         -----------        -----------
         Total other assets                               752,000           1,047,000            877,000
                                                     ------------         -----------        -----------
                                                     $ 10,148,000         $10,205,000        $ 8,924,000
                                                     ============         ===========        ===========





                  The accompanying notes are an integral part of these consolidated financial statements.

               ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES


  CONSOLIDATED BALANCE SHEETS - FEBRUARY 23, 1996, DECEMBER 31, 1995 AND 1994

                     LIABILITIES AND STOCKHOLDERS' DEFICIT


                                                         1996                1995               1994
                                                      -----------         -----------        -----------
CURRENT LIABILITIES:
  Accounts payable                                    $   377,000         $   217,000        $ 1,156,000
  Accrued liabilities                                     752,000             402,000            297,000
  Interest payable                                      2,800,000           2,434,000            703,000
  Salaries payable                                        868,000             868,000            711,000
  Current notes payable                                 5,700,000           5,700,000          4,779,000
  Current loans payable                                 1,005,000           1,120,000            203,000
  Current lease payable                                   261,000             144,000               -
                                                      -----------         -----------        -----------
         Total current
            liabilities                                11,763,000          10,885,000          7,849,000
                                                      -----------         -----------        -----------
LONG-TERM DEBT NET OF CURRENT
MATURITIES:

  Long-term notes payable                                  17,000              17,000             17,000
  Long-term loans payable                               2,657,000           2,657,000          1,515,000
  Long-term lease payable                               2,499,000           1,672,000              -
                                                      -----------         -----------        -----------
             Total long-term
                debt                                    5,173,000           4,346,000          1,532,000
                                                      -----------         -----------        -----------

MINORITY INTEREST                                         670,000             591,000            661,000
                                                      -----------         -----------        -----------

SUBORDINATED CONVERTIBLE DEBENTURE                     10,000,000          10,000,000         10,000,000
                                                      -----------         -----------        -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Common stock $.01 par value,
    10,000,000 shares authorized;
    500,000 shares issued and
    outstanding                                             5,000               5,000              5,000
    Accumulated deficit                               (17,463,000)        (15,622,000)       (11,123,000)
                                                     ------------         -----------        -----------
        Total stockholders'
            deficit                                   (17,458,000)        (15,617,000)       (11,118,000)
                                                     ------------         -----------        -----------
                                                     $ 10,148,000         $10,205,000        $ 8,924,000
                                                     ============         ===========        ===========


                  The accompanying notes are an integral part of these consolidated financial statements.

               ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF OPERATIONS

 FOR THE PERIOD ENDED FEBRUARY 23, 1996, AND THE YEARS ENDED DECEMBER 31, 1995

                                    AND 1994



                                                            1996               1995                  1994
                                                         ----------          -----------         -----------
OPERATING REVENUES:
  Net patient service revenues                         $    894,000          $ 4,841,000         $   897,000
  Other operating revenues                                   25,000              651,000             470,000
                                                        -----------          -----------         -----------
          Total operating revenues                          919,000            5,492,000           1,367,000
                                                        -----------          -----------         -----------
OPERATING EXPENSES:
  Salaries, wages and benefits                              282,000            1,541,000             291,000
  Supplies and other                                        335,000            1,637,000             376,000
  Depreciation and amortization                             459,000            1,359,000             380,000
  Provision for bad debts                                    13,000               52,000              36,000
  Loss on closure of centers                                112,000              104,000             474,000
                                                        -----------          -----------         -----------

          Total operating expenses                        1,201,000            4,693,000           1,557,000
                                                        -----------          -----------         -----------

OPERATING INCOME/(LOSS)                                    (282,000)             799,000            (190,000)

SELLING, GENERAL, AND ADMINISTRATIVE
EXPENSES                                                  1,149,000            3,250,000           3,980,000

INTEREST                                                    439,000            2,146,000           1,167,000

MINORITY INTEREST IN LOSS OF
SUBSIDIARIES                                                (29,000)             (99,000)            (68,000)
                                                        -----------          -----------         -----------
NET LOSS BEFORE PROVISION FOR
INCOME TAXES                                             (1,841,000)          (4,498,000)         (5,269,000)

PROVISION FOR INCOME TAXES                                    -                    1,000               1,000
                                                        -----------          -----------         -----------

NET LOSS                                               $ (1,841,000)         $(4,499,000)        $(5,270,000)
                                                        ===========          ===========         ===========

LOSS PER COMMON SHARE                                  $      (3.68)         $     (9.00)        $    (10.54)
                                                        ===========          ===========         ===========

COMMON SHARES OUTSTANDING                                   500,000              500,000             500,000
                                                        ===========          ===========          ==========

                  The accompanying notes are an integral part of these consolidated financial statements.

               ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT


 FOR THE PERIOD ENDED FEBRUARY 23, 1996, AND THE YEARS ENDED DECEMBER 31, 1995

                                    AND 1994




                                                 Common Stock
                                            -----------------------
                                                                          Accumulated
                                            Shares          Amount          Deficit             Total
                                            ------          ------        -----------        -----------
BALANCE, December 31, 1993                   500,000         $5,000       $ (5,853,000)      $ (5,848,000)

  Net loss                                     -                -           (5,270,000)        (5,270,000)
                                             -------         ------         -----------        -----------
BALANCE, December 31, 1994                   500,000          5,000        (11,123,000)       (11,118,000)

  Net loss                                     -                -           (4,499,000)        (4,499,000)
                                             -------         ------         -----------        -----------
BALANCE, December 31, 1995                   500,000         $5,000        (15,622,000)       (15,617,000)

  Net loss                                                                  (1,841,000)        (1,841,000)
                                             -------         ------         -----------        -----------
BALANCE, February 23, 1996                   500,000         $5,000       $(17,463,000)      $(17,458,000)
                                             -------         ------         -----------        -----------





                  The accompanying notes are an integral part of these consolidated financial statements.

               ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

 FOR THE PERIOD ENDED FEBRUARY 23, 1996 AND THE YEARS ENDED DECEMBER 31, 1995

                                    AND 1994


                                                            1996                1995                1994
                                                         -----------         -----------         -----------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net loss                                              $(1,841,000)         $(4,499,000)        $(5,270,000)
                                                         -----------         -----------         -----------
  Adjustments to reconcile net loss
    to net cash used in operating
    activities:
      Depreciation and
        amortization                                        459,000            1,359,000             380,000
      Gain on sale of centers                                     -             (294,000)                  -
      Loss on sale of centers                               112,000              104,000             474,000
      Minority interest in loss of
        subsidiaries                                        (29,000)             (99,000)            (68,000)
      Change in assets and
        liabilities:
        Decrease (increase) in:
          Accounts receivable, net                          (11,000)            (666,000)           (286,000)
          Prepaid expense and other                         (36,000)             (60,000)             84,000
          Deposits                                           10,000              (15,000)            (48,000)
        Increase (decrease) in:
          Accounts payable                                  160,000             (939,000)            927,000
          Accrued liabilities                               350,000              105,000              87,000
          Interest payable                                  366,000            1,731,000             703,000
          Salaries payable                                      -                157,000             368,000
                                                         -----------          -----------        -----------
          Total adjustments                               1,381,000            1,383,000           2,621,000
                                                         -----------          -----------         -----------
          Net cash used in
            operating activities                           (460,000)          (3,116,000)         (2,649,000)
                                                         -----------          -----------         -----------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Notes receivable                                                -                    -            (980,000)
  Investment in partnerships                                      -                    -          (1,008,000)
  Additions to equipment                                   (827,000)            (958,000)         (3,771,000)
  Increase in organization costs                                  -              (98,000)           (223,000)
  Increase in start up costs                                      -             (608,000)           (544,000)
  Proceeds from sale of partnership
    interests                                               586,000              263,000                   -
                                                         -----------          -----------        -----------
          Net cash used in
            investing activities                           (241,000)          (1,401,000)         (6,526,000)
                                                         -----------          -----------        -----------

                                                            1996               1995                   1994
                                                        -----------         ------------          -----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Principle payments on loans
    payable                                            $   (115,000)         $         -         $         -
 Principle payments on capital
    lease obligations                                             -              (36,000)                  -
  Issuance of notes and loans                                     -            4,652,000           6,431,000
  Increase in capital lease
    obligations                                             944,000              144,000              36,000
                                                        -----------          -----------         -----------
    Net cash provided by
      financing activities                                  829,000            4,760,000           6,467,000
                                                        -----------          -----------         -----------

NET INCREASE/(DECREASE) IN CASH AND
 CASH EQUIVALENTS                                           128,000              243,000          (2,708,000)

CASH AND CASH EQUIVALENTS,
 beginning of year                                        1,501,000            1,258,000           3,966,000
                                                        -----------          -----------         -----------
CASH AND CASH EQUIVALENTS,
  end of period                                          $1,629,000           $1,501,000          $1,258,000
                                                        ===========          ===========         ===========

SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:
  Interest paid                                         $    95,000          $   393,000         $   459,000
                                                        ===========          ===========         ===========

  Taxes paid                                            $        -           $     1,000         $     1,000
                                                        ===========          ===========         ===========





                  The accompanying notes are an integral part of these consolidated financial statements.

               ENDOSCOPY CENTER AFFILIATES, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               FEBRUARY 23, 1996



1.       Operations and Organization

These financial statements present the financial position and operations of Endoscopy Center Affiliates, Inc. and subsidiaries (ECA or the Company). ECA, a Delaware corporation, was formed on September 1, 1992 from the merger of Medicenter Development, Inc., a California corporation, Surgicenter Development Corporation, a California corporation and Endoscopy Center Affiliates, Inc., a California corporation. The Company invests in, develops, owns and manages out-patient, ambulatory endoscopy centers (ECs). The centers are typically organized as general partnerships.

2.       Summary of Significant Accounting Policies

         a.      Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         b.      Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the Company and the partnerships in which the Company owns a majority interest. All significant intercompany transactions and balances have been eliminated.

         c.      Cash and Cash Equivalents

         The Company considers only highly liquid investments with an original maturity of three months or less to be cash equivalents.

         d.      Equipment

         Equipment is stated at cost. Property and equipment under capital leases are recorded at the lower of the present value of lease payments or fair market value. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in income. The costs of normal maintenance and repairs and minor replacements are charged to expense when incurred. The Company provides for depreciation using the straight line method over the following estimated useful lives:

            Furniture and fixtures             3-5 Years
            Machinery and equipment            3-5 Years
            Tenant improvements                lesser of lease life or 10
                                               Years


         e.      Organization Costs

         The Company is deferring costs of bringing the partnership into legal existence. The organization costs are being amortized over 5-10 years once the centers are operational. Accumulated amortization related to organizational costs as of February 23, 1996, December 31, 1995 and 1994 were $38,000, $17,000, and $0, respectively.

         f.      Start-up Costs

         The Company is deferring certain costs that are directly attributable to the start up operation of its centers. Start-up costs include such costs as development fees, personnel, rent, and other direct costs incurred prior to a center obtaining licenses and state approvals which permit the center to begin performing surgeries. These costs will be amortized over 2 years once the surgery centers are available for use. As of February 23, 1996, December 31, 1995 and 1994, there was $718,000, $619,000, and $117,000, respectively, in accumulated amortization of start-up costs.

         g.      Net Patient Service Revenues

         Net revenue consists of charges by the Company's centers at established billing rates for services which generally include all fees for operating room, recovery room, supplies, and medications. Net revenue is net of provisions for contractual adjustments.

         h.      Insurance

         Each center has professional liability insurance with a $1,000,000 limit per occurrence and an aggregate limit of $3,000,000.


3.    Notes Receivable

During 1996, 1995 and 1994, ECA extended short-term notes to several of the centers. The notes bear interest at the prime rate (8.25 percent at February 23, 1996) plus two percent.

4.       Equipment

Equipment consisted of the following at February 23, 1996, December 31, 1995, and December 31, 1994:

                                                                 1996               1995             1994
                                                               ----------        ----------       ----------
         Furniture and fixtures                                $  486,000        $  491,000        $  364,000
         Machinery and equipment                                3,609,000         2,765,000         1,678,000
         Tenant improvements                                    3,146,000         2,949,000         2,471,000
                                                                ---------         ---------         ---------
                                                                7,241,000         6,205,000         4,513,000
         Less--Accumulated
           depreciation and amortization                       (1,327,000)         (821,000)         (378,000)
                                                                ---------         ---------         ---------
                                                               $5,914,000        $5,384,000        $4,135,000
                                                                =========         =========         =========

Included in equipment is capitalized leased equipment which aggregated $4,795,000, $5,059,000, and $3,573,000 with accumulated depreciation of $781,000, $740,000, and $108,000 at February 23, 1996, December 31, 1995 and
1994.


5.       Net Patient Service Revenues

The difference between charges generated from agreements with third-party payors and the related payment amounts are reflected as contractual discounts as shown below:

                                                 1996              1995              1994
                                              ----------        ----------        ----------
         Gross patient service
           revenues                           $1,437,000         $8,122,000       $1,296,000
         Contractual discounts                  (543,000)        (3,281,000)        (399,000)
                                               ---------          ---------        ---------
         Net patient service
           revenues                           $  894,000         $4,841,000       $  897,000
                                               =========         ==========       ==========

A summary of the payment arrangements with third party payors is as follows:


         a.      Medicare

         The Company is reimbursed for outpatient services based on a fee schedule. During 1996, 1995 and 1994, approximately 58, 52, and 51 percent, respectively, of gross patient service revenues were derived from services provided to Medicare patients.

         b.      Managed Care

         The Company has also entered into other payment arrangements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations. The basis for payment to the Company under these agreements are at discounts from established charges.

6.       Lease Obligations

The Company leases certain equipment and facilities under noncancellable operating and capital leases. Certain rental amounts in the operating leases are subject to escalation clauses throughout the next several years. Future minimum lease payments under noncancellable operating and capital leases with a remaining term of one year or more are as follows at February 23, 1996:


                                                                             Capital            Operating
                                                                             leases              leases
                                                                          -----------           ----------
                 1996                                                     $   358,000        $    524,000
                 1997                                                         763,000             616,000
                 1998                                                         778,000             500,000
                 1999                                                         778,000             517,000
                 2000                                                         778,000             475,000
                 Thereafter                                                   675,000           1,289,000
                                                                          -----------          -----------
                 Total lease payments                                       4,130,000        $  3,921,000
                                                                                               ===========

                 Less - amount representing interest                       (1,370,000)
                                                                          -----------

                 Present value of minimum lease
                   payments                                               $ 2,760,000
                                                                          ===========

Rent expense for the period ended February 23, 1996 was $112,000, and for the years ended December 31, 1995 and 1994 was approximately $613,000 and $244,000, respectively.

7.       Subordinated Convertible Debenture

ECA has a Floating Rate Convertible Subordinate Debenture (the Debenture) due in 1997 in the amount of $10,000,000 issued by Caremark, Inc. (Caremark). The interest rate at February 23, 1996 was 10.75 percent. Pursuant to the terms of the Debenture, it may be converted into 4,500,000 of ECA's common stock at the rate of $2.22 per share. Interest is due quarterly.

The Company must comply with certain covenants in the debenture agreement. As of February 23, 1996, December 31, 1995 and 1994, the Company had obtained a waiver for conditions of noncompliance.

On February 23, 1996 Caremark sold its convertible Subordinated Debenture and demand notes (see note 8) to National Surgery Centers. All rights and interest in the indebtedness were transferred on that date. On March 31,1996, National Surgery Centers converted the debt into 4,500,000 shares of ECA's common stock (see note 19).

8.       Notes Payable

During 1992, ECA obtained a $10 million standby promissory note (the Note) from Caremark. The interest rate on the Note is based on a certain bank's prime rate (8.25 at February 23, 1996) plus 2.50 percent. The Note is subject to ECA meeting certain targeted revenues identified in ECA's business plan. On February 23, 1996 ECA had $5.7 million outstanding under the Note. On February 23, 1996, Caremark sold its interest in these notes to National Surgery Centers. National Surgery Centers does not intend to call these notes in 1996.

Also, included in this amount are two unsecured notes from a payable to a physician corporation in the amount of $47,000. The interest rate on these unsecured notes is 8 percent. One of the notes was due and paid on June 1995 and the other note is due in March 1997.

9.       Loans Payable

During 1994 and 1995, several of the centers obtained loans from various sources for funding working capital and acquisition of fixed assets. The interest rate on these loans ranges from 12 percent to 13.25 percent and the term of the loans is for 60 months with payments made monthly. Caremark is the guarantor on some of these loans. The loans are collateralized by the various assets of the individual centers including fixed assets.

The Company must comply with certain covenants in certain loan agreements. As of February 23, 1996 and December 31, 1995, the Company had obtained a waiver for conditions of noncompliance.

10.      Debt Maturity Schedule

Long-term debt maturities at February 23, 1996 were are as follows:

         1996                                                              $  6,705,000
         1997                                                                10,655,000
         1998                                                                   824,000
         1999                                                                   922,000
         2000                                                                   273,000
                                                                            -----------
         TOTAL                                                            $  19,379,000
                                                                            ===========

11.      Off-Balance Sheet Risk

ECA is a guarantor on several of the centers' loans payable (see note 9). Additionally, ECA is a 50 percent guarantor for the loan payable for an unconsolidated center. The loan was approximately $861,000 at February 23, 1996.

12.      Financial Liquidity

National Surgery Centers acquired ECA on February 23, 1996 when they purchased the convertible subordinated debenture. National Surgery Centers will support the operations of ECA and does not intend to call the debt during 1996.

13.      Employee Benefit Plan

Effective September 1, 1992, ECA adopted a Profit Sharing 401(k) Plan (the
Plan) covering all employees after minimum eligibility requirements have been met. The Plan allows individuals to make pretax contributions and provides for a profit-sharing contribution plus a partial matching by ECA for all its eligible employees. ECA's contribution to this plan was approximately $13,000, $58,000 and $34,000 at February 23, 1996, December 31, 1995 and December 31, 1994, respectively.

14.      Commitments and Contingencies

         a.      Salaries Payable Contract

         On September 1, 1992 ECA entered into four year employment agreements with four ECA officers. Each of the agreements provides for annual compensation (subject to upward adjustment). As of February 23, 1996 salaries payable to these officers was $100,000.

         b.      Litigation

         The Company is from time to time subject to claims arising in the ordinary course of business. In the opinion of management, the ultimate resolution of such proceedings will not have a material adverse effect on the financial position of the Company or result in a substantial impairment of its operations.

         c.      Healthcare Reform

         Legislation and regulations at all levels of government have affected and are likely to continue to affect the operations of healthcare providers. Numerous national healthcare reform bills have been introduced in the U.S. Congress. These bills are complex and address such matters as health insurance coverage, benefits, malpractice reform and cost controls or cost containment. At this time, it is not possible to determine the impact of any national healthcare reform legislation that might be enacted.

15.      Income Taxes

The provision for income taxes is comprised of the following:


                                                  1996             1995              1994
                                              -----------        ----------         ---------
                   Current                     $   -              $   1,000         $   1,000
                   Deferred                        -                   -                  -
                                               ----------         ---------         ---------
                                               $   -              $   1,000         $   1,000
                                               ==========         =========         =========

The components of the deferred tax assets and liabilities as of February 23, 1996, December 31, 1995 and 1994 were as follows:


                                                               1996             1995              1994
                                                          -----------       -----------        -----------
    Deferred tax assets:
      Allowance for bad debts                             $  145,000         $  201,000         $   41,000
      Net operating loss
        carryforwards                                      4,058,000          3,485,000          2,795,000
      Depreciation and amortization                          248,000            160,000             46,000
      Accounts payable, salaries
        payable and accrued
        liabilities                                        1,583,000          1,382,000            629,000
      Valuation allowance                                 (5,754,000)        (4,954,000)        (3,285,000)
                                                          -----------        -----------        -----------
              Total deferred
                tax assets                                   280,000            274,000            226,000
    Deferred tax liabilities:
      Accounts receivable                                    279,000            272,000            222,000
      Prepaid expenses                                         1,000              2,000              4,000
                                                         -----------        -----------        -----------
              Total deferred
                tax liability                                280,000            274,000            226,000
                                                         -----------        -----------        -----------
              Net deferred tax asset                     $     -            $     -            $     -
                                                         ===========        ===========        ===========


16.      Financial Accounting Standards No. 121

The Financial Accounting Standards Board has promulgated a new standard which is applicable to the Company: Statement No. 121 Accounting for the Impairment of Long-Lived Assets to be Disposed of (SFAS 121). The Company's management adopted this standard as required on January 1, 1996. Management has analyzed the impact of SFAS 121 on the Company's financial statements and believes that the standard did not have a material impact.

17.      Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:


         Cash and cash equivalents: The carrying amount reported in the consolidated balance sheets for cash and cash equivalents approximates its fair value.

         Notes receivable: The carrying amount reported in the consolidated balance sheets for notes receivables approximates its fair value.

         Accounts payable and accrued expenses: The carrying amount reported in the consolidated balance sheets for accounts payable and accrued expenses approximates its fair value.

         Subordinated convertible debenture and current notes payable: The fair value was based upon the sale price at February 23, 1996 (see note 7) of these debt instruments.

         Long-term notes payable and loans payable: The fair value was estimated based upon current rates offered for debts of the same remaining maturities, approximates the carrying amount reported in the consolidated balance sheets.

         The carrying amounts and fair values of the Company's financial instruments at February 23, 1996 and December 31, 1995 are as follows:


                                                      1996                          1995
                                           ----------------------         ------------------------------
                                           Carrying         Fair              Carrying             Fair
                                            Amount          Value              Amount              Value
                                            ------          -----              ------              -----
Cash and cash equivalents                 $1,629,000     $1,629,000         $ 1,501,000         $1,501,000
Notes receivable                             248,000        248,000             499,000            499,000
Accounts payable and
 accrued liabilities                       1,129,000      1,129,000             619,000            619,000
Subordinated convertible
 debenture and current
 notes payable                            15,700,000      1,750,000          15,700,000          1,750,000
Long-term notes payable,
 loans payable and lease
 payable                                   6,439,000      6,439,000           5,610,000          5,610,000

18.      Related Party Transaction

ECA had a loan to an employee with an interest rate of prime (8.25 at February 23, 1996) plus 2 percent. The amounts of the loan at February 23, 1996, December 31, 1995, and 1994 was $36,000, $26,000, and $26,000, respectively.
These amounts were included in notes receivable.

19.      Subsequent Events


Since February 23, 1996, ECA has sold their investment in two centers. The total losses related to these transactions were $112,000 and were recorded as of February 23, 1996.

On March 31, 1996, National Surgery Centers converted the subordinated debenture into 4,500,000 shares of ECA common stock based on a conversion price of $2.22 a share. Upon conversion of the debt, National Surgery Centers relinquishes the debenture.

     (b)  Pro forma financial information

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995, and Consolidated Balance Sheets at December 31, 1995, are based on the audited historical consolidated financial statements of National Surgery Centers, Inc. ("NSC" or the "Company") and Endoscopy Center Affiliates ("ECA" or the "Recent Acquisition"). The Unaudited Pro Forma Consolidated Statements of Operations are adjusted as if the following events occurred on January 1, 1995 while the Unaudited Pro Forma Consolidated Balance Sheets are adjusted as if the acquisition of ECA had occurred at December 31, 1995. The Unaudited Pro Forma Consolidated Statements of Operations combine the historical operations of the Company with the historical operations of ECA prior to the dates the Company made such acquisition, using the purchase method of accounting. These Pro Forma Consolidated Financial Statements are not necessarily indicative of the operating results that would have been achieved had the aforementioned transactions occurred at the beginning of each period presented nor do they purport to indicate the results of future operations.

     These Unaudited Pro Forma Consolidated Financial Statements are based on the assumptions set forth in the notes to such statements and should be read in conjunction with the related consolidated financial statements and notes thereto.

                                                                           YEAR ENDED DECEMBER 31, 1995
                                                            ----------------------------------------------------------
                                                               NSC          RECENT          ADJUST-            PRO
                                                            HISTORICAL  ACQUISITION(1)       MENTS            FORMA
                                                            ----------  --------------  ---------------     ----------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS:
  Net revenue ............................................     $53,165    $  4,841       $     -               $58,006
  Cost and expenses:
     Operating expenses ..................................      36,982       3,334             -                40,316
     General and administrative expenses .................       2,365       3,250           (2,900)(2)          2,715
     Depreciation and amortization .......................       3,581       1,359               19 (3)          4,959
                                                               -------    --------       ----------            -------
     Total costs and expenses ............................      42,928       7,943           (2,881)            47,990
                                                               -------    --------       ----------            -------
     Operating income (loss) .............................      10,237      (3,102)           2,881             10,016
  Other (income) expense:
     Interest expense ....................................       4,139       2,146           (1,555)(4)(5)       4,730
     Interest income .....................................        (278)          -                -               (278)
     Minority interests ..................................       1,382         (99)               -              1,283
     Other, net ..........................................         (86)       (651)               -               (737)
                                                               -------    --------       ----------            -------
     Total other (income) expense ........................       5,157       1,396           (1,555)             4,998
                                                               -------    --------       ----------            -------
  Net income (loss) before taxes and extraordinary item ..       5,080      (4,498)           4,436              5,018
  Provision for income taxes .............................       1,981           1              (25)(6)          1,957
                                                               -------    --------       ----------            -------
  Net income (loss) before extraordinary item ............       3,099      (4,499)           4,461              3,061
  Early extinguishment of debt, net ......................        (253)          -                -               (253)
                                                               -------    --------       ----------            -------
  Net Income (loss) ......................................     $ 2,846    $ (4,499)      $    4,461            $ 2,808
                                                               =======    ========       ==========            =======
  Income (loss) per common shares:
     Primary:
        Before extraordinary item ........................     $  0.85    $      -       $        -            $  0.84
        Extraordinary item ...............................       (0.07)          -                -              (0.07)
                                                               -------    --------       ----------            -------
        Net income (loss) ................................     $  0.78    $      -       $        -            $  0.77
                                                               =======    ========       ==========            =======
     Fully Diluted:
        Before extraordinary item ........................     $  0.81    $      -       $        -            $  0.80
        Extraordinary item ...............................       (0.06)          -                -              (0.06)
                                                               -------    --------       ----------            -------
        Net income (loss) ................................     $  0.75    $      -       $        -            $  0.74
                                                               =======    ========       ==========            =======
  Weighted average number of common and
     common equivalent shares outstanding:
     Primary .............................................       3,638           -                -              3,638
     Fully diluted .......................................       3,807           -                -              3,807


  The accompanying notes on the following page are an integral part of the Unaudited Pro Forma Consolidated Financial Statements.

                                                                               DECEMBER 31, 1995
                                                            ------------------------------------------------------------
                                                               NSC          RECENT          ADJUST-              PRO
                                                            HISTORICAL  ACQUISITION(7)       MENTS              FORMA
                                                            ----------  --------------  ---------------     ------------
                                                                                (IN THOUSANDS)
BALANCE SHEETS:
  ASSETS
  Current Assets:
     Cash and cash equivalents ............................  $   14,653   $  1,501       $       -                16,154
     Short-term investments ...............................       8,190          -               -                 8,190
     Accounts receivable, net .............................       8,764      1,349               -                10,013
     Other current assets .................................       2,994        642               -                 3,636
                                                             ----------  ---------       ---------              --------
        Total current  assets .............................      34,601      3,392               -                37,993
                                                             ----------  ---------       ---------              --------
  Property and equipment, net .............................      25,552      5,384               -                30,936
  Excess of purchase price over net assets acquired, net ..      16,446          -             727 (8)            17,173
  Other assets ............................................       5,688      1,429               -                 7,117
                                                             ----------  ---------       ---------              --------
                                                             $   82,287   $ 10,205       $     727               $93,219
                                                             ==========  =========       =========              ========
  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current Liabilities:
     Current installments of long-term debt ...............  $    7,069   $  6,964       $  (5,700)(9)           $ 8,333
     Accounts payable and accrued expenses ................       5,387      3,921          (2,999)(9)             6,309
                                                             ----------  ---------       ---------              --------
        Total current liabilities .........................      12,456     10,885          (8,699)               14,642
                                                             ----------  ---------       ---------              --------

  Long-term debt, less current installments ...............      17,005     14,346          (8,013)(9)(10)        23,338
  Other long-term liabilities .............................         449          -               -                   449
  Minority Interests ......................................       4,185        591               -                 4,776
  Shareholders' Equity:
     Preferred stock ......................................           -          -               -                     -
     Non-voting common stock ..............................           6          -               -                     6
     Common stock .........................................          50          5              (5)(9)                50
     Additional paid-in-capital ...........................      87,814          -                 (9)            87,814
     Accumulated deficit ..................................    (39,678)    (15,622)         17,444 (9)(10)       (37,856)
                                                             ----------  ---------       ---------              --------
        Total shareholders' equity ........................      48,192    (15,617)         17,439                50,014
                                                             ----------  ---------       ---------              --------
                                                             $   82,287   $ 10,205       $     727               $93,219
                                                             ==========  =========       =========              ========

  ---------------

(1) Reflects the historical net revenue and operating expenses of the Recent Acquisition on a consolidated basis as if the Recent Acquisition had occurred on January 1, 1995.
(2) Reflects general and administrative expense eliminated as a result of the Recent Acquisition.
(3) Reflects incremental amortization of goodwill as a result of the Recent Acquisition.
(4) Reflects reduction of interest expense attributable to debt acquired by NSC as a direct result of the Recent Acquisition.
(5) Reflects additional interest expense attributable to debt issued as a direct result of the Recent Acquisition.
(6) Represents an adjustment to reflect income tax benefit at an assumed effective tax rate of 40.0% after offset of Recent Acquisition loss.
(7) Reflects the historical balance sheet for the acquisition of the Recent Acquisition as if the Recent Acquisition had occurred on December 31, 1995.
(8) Reflects excess purchase price over net assets acquired, net of amortization for 1995, as a result of the Recent Acquisition.
(9) Adjustments reflect accrued salaries, accrued interest, demand notes and long-term debt acquired by NSC and thus eliminated in consolidation as a result of the Recent Acquisition.
(10) Reflects debt issued by NSC to acquired accrued salaries, accrued interest, demand notes, long-term debt and common stock.


     (c)  Exhibits.

            The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           NATIONAL SURGERY CENTERS, INC.


                           By:/s/ Bryan S. Fisher
                              ------------------------
                              Bryan S. Fisher
                              Chief Financial Officer

DATE:  MAY 8, 1996

                         NATIONAL SURGERY CENTERS, INC.
                                 EXHIBIT INDEX

                                                                SEQUENTIAL
NUMBER AND DESCRIPTION OF EXHIBIT                               PAGE NUMBER

23.  Consent of Arthur Andersen & Co.